Exhibit 10.26

Agreement on Maximum Accounts Receivable Pledge for Credit Line Loan

[Unofficial English Translation]

Contract No.: Z.2020 E.17609 Q.H.

Pledgor (Party A): United Time Technology Co., Ltd.

Address: 7/F, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen City

Legal Representative (Person in Charge): Bao Minfei Postal Code:518000

Fax: This column is blank Tel.:0755-86512180

Pledgee (Party B): Shenzhen Branch of China Construction Bank Corporation

Address: Block A, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen City Postal Code: 518000

Person in Charge: Wang Ye

Fax: 0755-23828111 Tel.:0755-23828888

Place of Signing: Futian District, Shenzhen City

Whereas Party A is willing to provide maximum amount pledge guarantee for a series of debts of the Debtor under the Contract for Credit Line Loan (hereinafter referred to as the Contract for Credit Line Loan) with the No. of J.2020 E.17609 Q.H. signed by Party B and United Time Technology Co., Ltd. (hereinafter referred to as the “Debtor”), according to relevant laws, regulations and rules, Party A and Party B have reached an agreement through negotiation to conclude this Contract for mutual compliance.

Article I Pledged Accounts Receivable

I. Party A shall pledge the Accounts Receivable agreed in Item (II).

(1) Party A’s following Accounts Receivable, with the following specific information;

Serial No.	Title of Basic Transaction Contract	Base Transaction Contract No.	Payer of Accounts Receivable	Amount of Accounts Receivable	Maturity Date of Accounts Receivable	Invoice No.	Note
This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank
This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank	This column is blank

(2) Party A Pledges all Accounts Receivable to Party B.

II. The term “Basic Transaction Contract” mentioned in this Contract refers to the contract as the basis for the occurrence of Accounts Receivable.

III. When the above Accounts Receivable are pledged, Party A’s legal and valid credit rights and other rights and interests related to Accounts Receivable to the Payer and/or a third party shall be also pledged to Party B, including but not limited to the principal and interest of Accounts Receivable, liquidated damages, damages and the subordinate credit rights of all principal credit rights such as guarantee rights and insurance rights and other rights and interests related to the principal credit rights.

Article II Party A’s Statement and Guarantee

I. The Accounts Receivable are true, complete, legal and effective. Party A legally owns the Accounts Receivable and enjoys the right to dispose of them. Provision of the pledge guarantee by Party A will not damage the legal interests of any third party or violate Party A’s legal and contractual obligations. The Accounts Receivable do not have any defects in rights, including but not limited to: the Accounts Receivable do not have any restrictions (including but not limited to those stipulated by law and contract); Party A has never transferred or donated and will not transfer or donate the account receivable to any third party; Accounts Receivable have not been pledged or secured in any other form, and have not been designated as property under any trust name; Accounts Receivable will not be offset, counterclaimed, compensated for losses or deducted. Party A shall not make any form of disposition (including but not limited to transfer and creating pledge or any other form of guarantee, trust, etc.) after the pledge of the Accounts Receivable.

Party A shall ensure that the statute of limitation is applicable to the Accounts Receivable.

If there is guarantee in any form under Accounts Receivable, Party A shall ensure and maintain the value and continuous validity of such guarantee.

II. Party A guarantees that the commercial activities under the Basic Transaction Contract are within the normal business scope of Party A, and that the Basic Transaction Contract is legal and valid. Party A guarantees that all pledged Accounts Receivable represent real, legal and bona fide sales of goods (or services) other than consignment sales, trial, commission or sale by proxy, and are in a normal and non-delinquent state. Party A guarantees that there is no dispute between it and the Payer of Accounts Receivable, and Party A will strictly perform all its obligations such as delivery in accordance with the stipulations of the Basic Transaction Contract. Without Party B’s prior written consent, Party A shall not agree to make any change to the Basic Transaction Contract (including but not limited to the settlement method and settlement amount) which may adversely affect Party B’s pledge right.

Party A guarantees that the Payer of the Accounts Receivable will not claim set-off or conduct any other defense, and any agreement between the Payer of the Accounts Receivable and Party A will not restrict the exercise of Party B’s pledge right.

III. The goods (or services) under the Basic Transaction Contract do not have any defect in rights, including but not limited to: not being and will not be mortgaged, pledged or guaranteed in any other form; not designated as property under any trust; not being and will not be retained, detained or sealed up by any party; no other party has reserved the ownership of the goods in any contract with Party A.

IV. Party A will provide Party B with materials related to pledged Accounts Receivable according to Party B’s requirements, including but not limited to Basic Transaction Contract, special VAT invoices for sales, inspection forms and accounts, computer data records and other documents and vouchers that record or prove pledged Accounts Receivable. Party A guarantees that all materials and information provided to Party B are accurate, true, complete, legal and valid.

V. If the value of the pledged Accounts Receivable has been or may be reduced, or the Payer of the Accounts Receivable has any breach of contract or any adverse change in its financial situation, Party A shall immediately notify Party B and provide new guarantees or take other measures as required by Party B.

VI. Party A clearly understands the business scope and authority of Party B. Party A has read all the terms of this Contract and the Master Contract. As requested by the Party A, Party B has made explanations for the corresponding terms of this Contract and the Master Contract. Party A has full information and understanding regarding the implication of the terms and conditions and the corresponding legal consequence of this Contract and the Master Contract.

VII. Party A has the legal qualification of a guarantor. Party A’s guarantee behavior under this Contract complies with the provisions of laws, administrative regulations, rules and articles of association or internal organization documents of Party A, and has been approved by the Company’s internal competent authority and/or the national competent authority. All liabilities arising from Party A’s inability to sign this contract shall be borne by Party A, including but not limited to compensate Party B in full for the losses thus incurred.

VIII. Party A confirms that it has fully understood the Debtor’s assets, debts, operation, credit and reputation, whether it has the qualification and authority to sign the Master Contract and all the contents of the Master Contract.

Article III Scope of Master Contract and Pledge Guarantee

I. Under the Contract for Credit Line Loan, Party B will sign (and/or has signed) relevant annexes, disbursing application for the credit line loan, notices and other legal documents with the debtor during the valid period of credit line under the Contract for Credit Line Loan for the Debtor to continuously handle the loan business agreed in the Contract for Credit Line Loan.

The Master Contract guaranteed by this Contract includes but is not limited to the above-mentioned Contract for Credit Line Loan and its related annexes, disbursing application for the credit line loan, notice, agreement, various types of vouchers and other legal documents forming the relationship between credit rights and debts.

II. The guarantee scope of this maximum amount pledge is all debts under the Master Contract, including but not limited to the total principal, interest (including compound interest and penalty interest), liquidated damages, compensatory damages, other payments to be made by the Debtor to Party B (including but not limited to the relevant handling fees, telecommunications fees and miscellaneous fees paid by Party B, and relevant bank fees refused to be borne by the Beneficiary under the letter of credit, etc.), and all expenses incurred by Party B to realize the credit rights and security rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notarial fees, delivery fees, announcement fees, legal fees, etc.). The guarantee scope agreed in this Contract is the amount in total of price and tax including value-added tax.

III. The maximum amount of guarantee liabilities under this maximum amount pledge is (currency) RMB (amount in words) Twenty-two Million and Five Hundred Thousand Only. If Party A performs its guarantee obligations according to this Contract, the maximum amount shall decrease accordingly according to the amount performed.

IV. The determination period of credit rights with the maximum amount pledge is the valid period of credit line under the Master Contract.

V. Even if the actual formation time of loans, advances, interest, expenses or any other credit rights of Party B under the Master Contract exceeds the determination period of credit rights, it still falls within the guarantee scope of the maximum amount pledge. The expiration date of the debt performance period under the Master Contract shall not be limited by the determination period of credit rights.

Article IV Registration and Notification of Pledged Accounts Receivable

Party A shall sign a pledge registration agreement for Accounts Receivable according to Party B’s requirements, and submit relevant materials required for pledge registration to Party B and provide necessary assistance upon Party B’s requirements. Party B shall handle the pledge registration formalities.

Party A and Party B shall send a notice of pledge of Accounts Receivable to the Payer of Accounts Receivable.

Article V Change of Master Contract

I. Party A agrees that Party B and the Debtor need not notify Party A of the signing of the Master Contract or any changes to the Master Contract (including but not limited to extending the debt performance period or increasing the principal amount of credit rights), and Party A shall still assume the guarantee liabilities within the maximum amount and guarantee scope agreed upon in this Contract.

II. Party A’s guarantee liabilities shall not be reduced or exempted due to any of the following circumstances:

(I) Party B or the Debtor has any restructuring, consolidation, merger, division, increase or decrease of capital, joint venture, joint operation, renaming, etc.;

(II) Party B entrusts a third party to perform its obligations under the Master Contract.

III. If the credit rights under the Master Contract are transferred to a third party, the guarantee under this Contract will be transferred accordingly, and Party A shall assist in handling the registration formalities for pledge change.

IV. If the transfer of credit rights or debts under the Master Contract is ineffective, invalid, canceled or terminated, Party A shall still assume the guarantee liabilities to Party B in accordance with this Contract.

Article VI Obstruction by a Third Party

I. If the state or other third parties confiscate, seal up, freeze, detain, supervise, deduct or auction the pledged Accounts Receivable, or if there is a dispute over the ownership of the pledged Accounts Receivable, Party A shall immediately notify Party B. At Party B’s request, Party A shall provide a new guarantee that meets the requirements of Party B.

II. The remaining part of the pledged Accounts Receivable after the occurrence of circumstance in the preceding paragraph shall still be used as the pledge guarantee for Party B’s credit rights. The indemnity and compensation obtained by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B has the right to choose any of the following methods to deal with the above funds, and Party A shall assist in handling relevant procedures.

(I) Use the funds to repair the property under the charging right to restore its value;

(II) Make settlement or early settlement of the principal and interest of the debts and related expenses under the Master Contract;

(III) Provide pledge guarantee for debts under the Master Contract;

(IV) After Party A provides a new guarantee that meets the requirements of Party B, Party A shall be free to dispose of it.

Article VII Special Account

Within five working days from the date of signing this Contract, Party A shall open a special account in Party B. The collected funds of pledged Accounts Receivable shall be directly paid to the special account to provide pledge guarantee for Party B’s credit rights, and Party B has the right to deduct the funds in the account for making settlement or early settlement of the debts under the Master Contract without notifying Party A in advance. Before the Debtor fully repays the debts under the Master Contract, Party A shall not disburse, transfer or otherwise dispose of the funds in the special account without Party B’s prior written consent.

Opening Bank: Hongrui Sub-branch of China Construction Bank

Special Account Name: United Time Technology Co., Ltd.

Account No.: 44201002700052517141

Party A shall notify the Payer of Accounts Receivable of the above-mentioned special account in the Accounts Receivable Pledge Notice and require the Payer to pay all accounts payable to the above-mentioned special account. Without Party B’s prior written consent, Party A shall not notify the Payer of Accounts Receivable of the change of collection account of the Accounts Receivable.

If the Payer of the Accounts Receivable pays any Accounts Receivable to an account other than the above-mentioned special account or pays Party A by other means, Party A shall pay the amount received to the above-mentioned special account.

Article VIII Realization of Pledge Rights

I. If the Debtor fails to perform the debts due under the Master Contract or fails to perform the debts declared to be due in advance, or violates other agreements in the Master Contract, or the Payer of the Accounts Receivable breaches the Basic Transaction Contract, Party B has the right to dispose of the pledged Accounts Receivable. Party A hereby agrees that:

(I) Party B has the right to exercise all its rights owned in the capacity of Pledgee at such time and in such manner as it deems appropriate without prior notice.

(II) Party B has the right to choose any of the following methods to realize the pledged Accounts Receivable, and Party A shall bear all expenses:

1. Dispose of pledged Accounts Receivable and obtain disposition income;

2. Hire relevant agency to auction all or part of the pledged Accounts Receivable;

3. Exercise the guarantee rights under Accounts Receivable;

4. Require the Payer of Accounts Receivable to pay Party B directly;

5. Other measures permitted by law.

(III) Party B has the right to collect all funds under or related to pledged Accounts Receivable; Party A shall provide all necessary assistance to initiate or participate in litigation or arbitration on matters related to pledged Accounts Receivable, including but not limited to authorizing Party B in writing to initiate or participate in litigation or arbitration in the name of Party A and signing all necessary legal documents according to Party B’s requirements at Party A’s sole expenses and exercising any rights related to pledged Accounts Receivable.

II. If Party A is the Debtor, Party B may apply for compulsory enforcement on the property other than the pledged Accounts Receivable of Party A, without considering the waiver of the pledge rights or disposing of the pledged Accounts Receivable as a precondition.

III. Party A shall not prevent Party B from realizing the pledge rights in any way (including acts or omissions).

IV. No matter whether Party B has other guarantees (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credit, etc.) for the credit rights under the Master Contract, no matter when the above other guarantees are established, whether they are valid, whether Party B puts forward claims to other guarantors, whether a third party agrees to bear all or part of the debts under the Master Contract, and whether other guarantees are provided by the Debtor himself, Party A’s guarantee liability under the Contract will not be relieved as a result, and Party B may directly require Party A to bear the guarantee liabilities within its guarantee scope as agreed in the Contract, and Party A will not raise any objection.

V. If the debts under the Master Contract have not been fully paid off after Party A assumes the guarantee liabilities, Party A promises that its claim (including pre-exercise) of subrogation right or recourse right to the Debtor or other guarantors shall not cause any damage to Party B’s interests, and agrees that the repayment of debts under the Master Contract shall have priority over the realization of Party A’s subrogation right or recourse right.

Specifically, before Party B’s credit rights are fully paid off,

(I) Party A agrees not to claim subrogation right or recourse right from the Debtor or other guarantors; if Party A realizes the above rights for any reason, it shall pay off the outstanding credit rights of Party B in priority;

(II) If there is any object guarantee for the debts under the Master Contract, Party A agrees not to claim the guarantee or the proceeds from its disposal for the reason of exercising the subrogation right or for any other reasons, and the above guaranty and the proceeds shall be used to pay off the outstanding credit rights of Party B in priority;

(III) If the Debtor or other guarantors provide counter guarantee for Party A, the amount obtained by Party A based on the above counter guarantee shall be used to pay off the outstanding credit rights of Party B.

VI. If the Master Contract is non-established, ineffective, invalid, partially invalid or canceled or dissolved, and Party A and the Debtor are not the same person, Party A shall be jointly and severally liable to the Debtor for the debts arising from the return of property or compensation for losses within the guarantee scope agreed in this Contract.

VII. Party A has fully realized the interest rate risk. If Party B adjusts the interest rate level, interest bearing or interest settlement method according to the agreement in the Master Contract or the change of the national interest rate policy, resulting in an increase in the interest, penalty interest and compound interest payable by the Debtor, Party A shall also bear guarantee liabilities for the increase.

VIII. In addition to the debts under the Master Contract, if the Debtor has other debts due to Party B, Party B has the right to transfer and collect the RMB or other currency in the account opened by the Debtor in China Construction Bank system, and which shall be first used to pay off any debts due, and Party A’s guarantee liabilities shall not be reduced and exempted.

Article IX Liability for Breach of Contract

I. Party B has the right to take one or more of the following measures if Party A violates any agreement or there is any falsehood, error or omission in representations and warranties in this Contract:

1. Request Party A to correct the acts for breaching the contract within a time limit;

2. Request Party A to provide a new guarantee;

3. Request Party A to compensate for the losses;

4. Dispose of pledged Accounts Receivable;

5. Require the Payer of Accounts Receivable to pay Party B directly;

6. Other relief measures permitted by law.

II. Party B has the right to choose any method agreed in Items (II) to (IV) of Paragraph II of Article VI to deal with the proceeds from the disposal of pledged Accounts Receivable, and Party A shall assist in handling relevant procedures.

III. If the pledge rights are not effectively established, or the value of pledged Accounts Receivable is reduced, or Party B fails to realize the pledge rights timely and sufficiently due to Party A’s reasons, and if Party A and the Debtor are not the same person, Party B has the right to require Party A to bear joint and several liabilities for the guaranteed debts with the Debtor within the guarantee scope agreed in this Contract.

Article X Party B’s Handling Bank and Seal

Party A confirms: after this Contract comes into effect, Party B may entrust Shenzhen Branch of China Construction Bank Corporation and/or one or more of its branches as the handling bank for this Contract. The handling bank has the right to perform its obligations under this Contract in its own name, sign relevant legal documents and enjoy the rights under this Contract, including but not limited to being responsible for the actual performance (all or part), debt collection, litigation/arbitration, execution and other matters of this Contract. If the handling bank has performed Party B’s obligations under this Contract, it shall be deemed that Party B has performed this Contract, and Party A’s obligations and responsibilities shall not be reduced or exempted. Party B or the handling bank shall have the right to affix the official seal, the special seal for relevant business or the special seal for contract of Party B or the handling bank on the relevant materials or certificates.

Article XI Other Terms

I. Cost Bearing

1. Expenses incurred due to Party A’s breach of any agreement in this Contract (including but not limited to the actual legal fees, arbitration fees, property preservation fees, travel expenses, execution fee evaluation fees, auction fees, notarization fees, service fees, announcement fees, attorney fees and other expenses incurred by Party B due to Party A’s breach of Contract) shall be borne by Party A;

2. For other expenses, Party A and Party B agree as follows: This column is blank

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II. Transfer and Collection of Payables

Party B has the right to transfer the corresponding amount in RMB or other currencies from the account opened by Party A in China Construction Bank system for all the payables of Party A under this Contract, without prior notice to Party A. Party A is obliged to assist Party B in handling the procedures of foreign exchange settlement and sale or foreign exchange trading, and the exchange rate risk shall be borne by Party A.

III. Use of Party A’s Information

Party A agrees that Party B shall inquire Party A’s credit status from the credit database approved by the People’s Bank of China and the credit investigation department or relevant units and departments, that Party B shall provide Party A’s information to the credit database approved by the People’s Bank of China and the credit investigation department, and that Party B may reasonably use and disclose Party A’s information for business needs.

IV. Announcement for Collection

Party B shall have the right to inform the relevant departments or units of Party A’s breach of contract, and shall have the right to make a public announcement through the news media for collection.

V. Validity of Evidence Recorded by Party B

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records about the principal, interest, expenses and repayment records, the documents and vouchers produced or retained by Party B in the process of Debtor’s withdrawal, repayment, payment of interest and other business, as well as the records and vouchers of Party B’s collection of loans, shall constitute the confirmation evidence effectively proving the credit rights relationship under the Master Contract. Party A shall not raise any objection just on the ground that the above records, documents and vouchers are made or retained by Party B unilaterally.

VI. Reservation of Rights

The rights of Party B hereunder shall not affect or exclude any other rights granted by laws, regulations and other contracts. Any tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall be deemed neither as waive of the rights and interests hereunder nor as the consent or acceptance for any behaviors violating this Contract. Such tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall neither influence, prevent or hinder continuous performance of the rights or performance of other rights nor cause the Party B to assume any rights and obligations, arising thereof, for the Party A.

Even if Party B does not perform or delay the performance of any rights hereunder or does not use up any relief hereunder, Party A’s guarantee liabilities hereunder shall not be reduced and exempted therefore. However, if Party B reduces and exempts the debts hereunder, the Party A’s guarantee liabilities will be reduced and exempted accordingly.

VII. In case of division, dissolution, bankruptcy proceedings, revocation, cancellation of industrial and commercial registration and revocation of business license, Party A shall immediately notify Party B (unless Party B has been aware of it).

VIII. The Debtor’s Dissolution or Bankruptcy

After Party A knows that the Debtor has entered the dissolution or bankruptcy procedure, it shall immediately notify Party B to declare its credit rights. Meanwhile, it shall participate in the dissolution or bankruptcy procedure in a timely manner and exercise the recourse right in advance. If Party A knows or should know that the Debtor has entered dissolution or bankruptcy procedures, but fails to exercise the recourse right in advance in time, the losses shall be borne by Party A itself.

Notwithstanding the agreement in Item II of Paragraph VI in this Article, if Party B and the Debtor reach a settlement agreement or agree to a reorganization plan during the Debtor’s bankruptcy proceedings, Party B’s rights under this Contract will not be damaged by the settlement agreement or reorganization plan, and Party A’s guarantee liabilities will not be reduced or exempted. Party A shall not oppose Party B’s claims under the conditions stipulated in the settlement agreement and reorganization plan. For the credit rights that Party B has made concessions to the Debtor in the settlement agreement and reorganization plan and has not obtained the settlement, Party B shall still have the right to demand Party A to assume the guarantee liabilities.

IX. Party A’s Dissolution or Bankruptcy

If Party A dissolves or goes bankrupt, and even if Party A’s credit rights under the Master Contract has not expired, Party B shall also have the right to participate in Party A’s liquidation or bankruptcy procedures and declare the right.

X. In case of any change in Party A’s communication address or contact information, Party A shall immediately notify Party B in writing, and Party A shall bear the legal consequences caused by failure to notify in time.

XI. If Party A or the Debtor fails to comply with laws, regulations or rules on environmental and social risk management, or may bring harm and related risks to the environment and society in the construction, production and business activities (including but not limited to environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, etc.), Party B shall have the right to exercise the guarantee right under this Contract in advance and take other relief measures agreed in this Contract or permitted by law.

XII. Other Matters

(I) Party A and Party B have agreed on the address for service and legal consequences of various notices, agreements, and documents related to this Contract:

1. Address for Service

(1) Party A confirms that its valid address for service is:

7 / F, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen City

(2) Party B confirms that its valid address for service is:

China Construction Bank, Floor 1, Building 18, Hongrui Garden, Nanshan District, Shenzhen City

2. Application of Address for Service

The above addresses for service are applicable to the delivery of various kinds of notices, agreements and documents relevant to the Contract, including but not limited to the delivery of various kinds of notices, agreements during contract performance period, delivery of relevant documents during dispute and the delivery of relevant documents and legal documents in first trial, second trial and executive procedure and other procedures after the dispute’s entering arbitration and civil procedure.

3. Change of the address for service

(1) If Party A needs to change the address for service, it shall notify Party B in writing 10 working days in advance, and the written notice shall be delivered to the address for service of Party B;

(2) If Party B needs to change the address for service, it shall notify Party A by telephone or e-mail.

(3) If one party changes its address in arbitration or civil litigation, the party shall also perform the obligation of written notice to the arbitration institution and the court.

(4) After one party performs the obligation of sending the notice of change of address according to the above agreement, the address for service after change will be the effective address for service; otherwise the previously confirmed address for service shall still be the effective address for service.

4. Legal consequences

(1) If the notice, agreement, legal document and other documents are not actually received by the party due to the address for service provided or confirmed by either party is inaccurate, the notice obligation is not fulfilled in time in the above manner after the change of address for service, the party or its designated receiver refuses to receive, etc, in case of service by post, the date of return of documents shall be deemed as the date of service; in case of direct service, the date on which the addresser records the information on the service receipt on the spot shall be deemed as the date of service.

(2) For the above-mentioned address for service, the arbitration institution and the court can directly mail the service, even if the parties fail to receive the documents mailed by the arbitration institution and the court, due to the above agreement, it shall also be deemed as service.

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XIII. Contract Dispute Resolution Methods

Any dispute arising from the performance of this Contract can be settled through negotiation. If negotiation fails, it shall be settled as the following method of item 1. During the litigation or arbitration period, the clauses of this Contract that do not involve disputes shall still be performed.

1. Bring a lawsuit to the people’s court where Party B is located.

2. Bring a lawsuit to the people’s court where the Contract is signed.

3. Submit to the Blank Arbitration Commission (place of arbitration is Blank), and conduct arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding upon both Parties.

XIV. The Effectiveness of the Contract

This Contract shall come into effect after being signed or stamped with official seal (or special seal for contract) by Party A’s Legal Representative (Person in Charge) or Authorized Agent and being signed or stamped with official seal (or special seal for contract) by Party B’s Person in Charge or Authorized Agent.

XV. This contract is made in quadruplicate.

Party A (Official Seal): United Time Technology Co., Ltd. (Seal Affixed)

Legal Representative (Person in Charge) or Authorized Agent (Signature): Bao Minfei

May 8, 2020

Party B (Seal): Shenzhen Branch of China Construction Bank Corporation (Seal Affixed)

Person in Charge or Authorized Agent (Signature): Wang Ye

May 8, 2020